EXHIBIT 99.1
                                                                   ------------

PEPCO                                                                  CONECTIV


              PEPCO AND CONECTIV TO COMBINE TO CREATE THE LARGEST
                   MID-ATLANTIC ELECTRICITY DELIVERY COMPANY

                      Transaction Valued at $2.2 Billion

Washington, D.C. and Wilmington, Delaware, February 12, 2001 - Potomac Electric Power Company ("Pepco") (NYSE: POM) and Conectiv (NYSE: CIV/CIVA) today announced that their boards of directors have approved a definitive merger agreement under which Pepco will acquire Conectiv for a combination of cash and stock valued at approximately $2.2 billion or $25.00 per CIV share. Both companies will become subsidiaries of a new holding company to be named at a later date.

The combination is expected to be immediately accretive to Pepco's earnings per share and will be accounted for as a purchase. The companies anticipate that the transaction will be completed in approximately 12 months.

The combination creates the largest electricity delivery company in the dynamic mid-Atlantic PJM region, serving more than 1.8 million customers in Delaware, the District of Columbia, Maryland, New Jersey and Virginia. The core delivery business will be complemented by a valuable, well-positioned portfolio of mid-merit generating assets and related marketing and risk management capabilities. These assets, combined with power purchase and regulatory agreements, will provide for the combined company's supply requirements through 2004. In addition, the combined company's growing, non-regulated energy and telecommunications businesses, which are focused on a broad customer base, will further enhance the core business.

John M. Derrick, Jr., chairman and chief executive officer of Pepco, said:
"This transaction elevates us to the leading position among mid-Atlantic electricity delivery companies. In addition to more than doubling our customer base and expanding our service territory by nine times, this combination will allow us to achieve operating efficiencies that will benefit our shareholders, customers and employees alike. Among other things, our ability to spread new technology costs across a greater asset base will bring a higher level of service, reliability and responsiveness to our customers. Our strategic combination will improve our ability to grow earnings in the changing energy marketplace.

"Pepco has had the opportunity to develop a strong working relationship with Conectiv over the years as neighbors, partners and members of PJM. We have complementary business strategies and similar corporate values, and I am confident that the combined company will be able to deliver greater value to all of our constituencies by drawing on the best practices and talent that exist within both of our organizations. We will continue both companies' strong traditions of support for the communities where we live and work through charitable contributions and the encouragement of employee volunteerism," he concluded.

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Howard E. Cosgrove, chairman and chief executive officer of Conectiv, said:
"This combination with Pepco provides important benefits to all of our stakeholders that are not achievable on a stand-alone basis. The customers we serve will continue to enjoy excellent, reliable service at competitive rates from the same dedicated people who serve them today. Conectiv shareholders will receive a premium for their shares and have the opportunity to participate in the enhanced earnings and growth potential of the combined
company.   And our employees will benefit by becoming part of a dynamic company that is poised to play a leading role in the rapidly evolving energy industry."

Both Pepco and Conectiv have independently made significant investments to enhance their system reliability, thus helping to ensure that their customers will have the power they need when they need it. Both companies share a commitment to high quality customer service.

Management and Headquarters

Mr. Derrick will be chairman and chief executive officer of the new holding company. Mr. Cosgrove plans to retire at the completion of the merger. The board of directors of the holding company will have 12 directors, at least
two of whom will come from the current Conectiv board.   The holding company
will have its headquarters in Washington, D.C. Conectiv will maintain its headquarters in Wilmington, Delaware and will continue to have significant operations in New Jersey and the Delmarva Peninsula. This combination is not expected to result in significant workforce reductions and all union contracts will be honored.

Terms

Pepco stockholders will receive one share of the holding company's common stock on a tax-free basis for each share of Pepco common stock they hold. Conectiv common stockholders will have the option to receive either $25.00 in cash or holding company shares, subject to proration, such that the aggregate consideration paid to all Conectiv stockholders will be 50 percent cash and 50 percent stock. The amount of stock to be issued in the merger is subject to a fixed-price collar for Pepco stock prices between $19.50 and $24.50, such that each Conectiv share would be converted into not less than 1.02041

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and not more than 1.28205 shares of the new company.  The transaction is expected to be tax-free to the extent that Conectiv stockholders receive stock for their shares. As provided by Conectiv's certificate of incorporation, each holder of Class A stock will receive 86.8 percent of the per share value received by the common stockholders, or $21.69, subject to the same proration and collar provisions as the common stockholders.

Based on the number of common shares currently outstanding on a fully diluted basis, Pepco stockholders will own approximately 67 percent of the common equity of the combined company, and Conectiv stockholders will own approximately 33 percent.

A significant portion of the acquisition will be financed through cash on hand including proceeds from Pepco's recently completed sale of generating assets, as well as external financing.

The merger is conditioned upon, among other things, the approvals of Pepco and Conectiv stockholders and various state and federal regulatory agencies. The new holding company will register with the SEC under the Public Utility Holding Company Act of 1935.

Dividend Policy and Share Repurchase

Pepco announced today that it will reduce its annual dividend to $1.00 per share from $1.66 per share, effective with the June 2001 dividend. This action is being taken to make Pepco's dividend payout ratio comparable to other delivery companies and to provide for continued investment in the growth of the company. The March 2001 dividend will remain at its current level. Pepco has also authorized a share repurchase program of up to $450 million. The new holding company expects to adopt Pepco's new dividend policy; as such, Conectiv stockholders who elect to receive stock can expect a higher dividend than they are currently receiving.

Merrill Lynch & Co., Inc. is acting as financial advisor, and LeBoeuf, Lamb, Greene & MacRae, L.L.P. is acting as legal counsel to Pepco. Credit Suisse First Boston Corporation is acting as financial advisor, and Simpson Thacher & Bartlett and Potter Anderson & Corroon LLP are acting as legal counsel to Conectiv.

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About Pepco

Pepco is an investor-owned utility that delivers electricity in Washington, D.C. and its Maryland suburbs to more than 700,000 customers. Through its family of subsidiaries, Pepco also operates in the mid-Atlantic region in the competitive arenas of diversified energy products and services, telecommunications and Internet procurement marketing. In a nationwide customer satisfaction study conducted in 2000 by J.D. Power and Associates and Navigant Consulting, Inc., Pepco ranked highest in Customer Satisfaction with Residential Electric Service in the Eastern region of the United States.<F1> For more information, visit the company's website at www.pepco.com.

About Conectiv

Conectiv, a Fortune 500 company headquartered in Wilmington, DE, is focused on two core energy businesses. Conectiv Power Delivery provides safe, reliable, and affordable energy service to more than one million customers in New Jersey, Delaware, Maryland, and Virginia. Conectiv Energy uses a sophisticated power-trading unit to optimize the value of a growing portfolio of "mid-merit" power plants that can start and stop quickly in response to changes in the demand for power within the PJM [Pennsylvania-New Jersey-Maryland] power pool. For more information, visit the company's website at www.conectiv.com.

Forward Looking Statements:

Except for historical statements and discussions, the statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. These statements contain management's beliefs based on information currently available to management and on various assumptions concerning future events. Forward-looking statements are not a guarantee of future performance or events. They are subject to a number of uncertainties and other factors, many of which are outside the company's control. In connection with the transaction, additional important factors that could cause actual results to differ materially from those in the forward-looking statements herein include risks and uncertainties relating to delays in obtaining or adverse conditions contained in, related regulatory

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approvals, changes in economic conditions, availability and cost of capital, changes in weather patterns, changes in laws, regulations or regulatory policies, developments in legal or public policy doctrines and other presently unknown or unforeseen factors. These uncertainties and factors could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see the company's filings with the United States Securities and Exchange Commission. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results and prospects of the company.

Additional Information

In connection with the proposed merger, Pepco and Conectiv will file a joint proxy statement/prospectus with the Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a copy of the joint proxy statement/prospectus (when available) and other documents filed by Pepco and Conectiv free of charge at the SEC's web site, http://www.sec.gov or at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning Pepco can be inspected at the offices of the New York Stock Exchange, Inc., whose address is 20 Broad Street, New York, NY 10005, where certain securities of Pepco are listed. You can also obtain information about Pepco at the company's website, the address of which is http://www.pepco.com. You can obtain information about Conectiv at the company's website, the address of which is www.conectiv.com. In addition, documents filed by Pepco with the SEC can be obtained by contacting Pepco at the following address and telephone number: Ellen Sheriff Rogers, Associate General Counsel, Secretary and Assistant Treasurer, Potomac Electric Power Company, 1900 Pennsylvania Avenue, N.W., Washington D.C. 20068, telephone
(202) 872-3526. Documents filed with the SEC by Conectiv can be obtained by contacting Conectiv at the following address and telephone number: Corporate Secretary, Conectiv, 800 King Street, Wilmington, DE 19899, telephone (302) 429-3114.



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Pepco, its officers, directors and certain other employees of Pepco may be soliciting proxies from Pepco stockholders in favor of the merger and may be deemed to be "participants in the solicitation" under the rules of the SEC. Conectiv, its officers, directors and certain other employees of Conectiv may be soliciting proxies from Conectiv stockholders in favor of the merger and may be deemed to be "participants in the solicitation" under the rules of the SEC. Information regarding the interests of the participants in the solicitation will be set forth in the joint proxy statement/prospectus when it becomes available.

Financial Analyst Conference:

There will be a financial analyst conference today at 10:00 AM (EST) to discuss the transaction. It can be monitored via the world wide web at www.pepco.com and www.conectiv.com or http://webcast.themeetingson.com/webcast.jsp?reservation=17967394.


Media Teleconference:

There will be a media teleconference call today at 11:30 AM (EST) to discuss the transaction. It can be accessed by dialing (800) 213-1351, or (212) 676-5001 for international callers, and asking for the Pepco/Conectiv media teleconference.


Contacts for Pepco                               Contacts for Conectiv

Investors:                                       Investors:
Ernie Bourscheid                                 Bob Marshall
(202) 872-2797                                   (302) 429-3114
ejbourscheid@pepco.com                           robert.marshall@conectiv.com

Media:                                           Media:
Nancy Moses                                      Tim Brown
(202) 872-2680                                   (302) 283-5803
nsmoses@pepco.com                                tim.brown@conectiv.com
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[FN]
<F1>J.D. Power and Associates/Navigant Consulting, Inc., 2000 Electric Utility
Residential Customer Satisfaction StudySM. The study was based on a total of 23,969 consumer responses. In the Eastern Region, the top 19 largest
electric companies were ranked in the study.   www.jdpower.com